Exhibit 10.73

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

January 13, 2009

Mr. Philip H. Trenary
President & CEO
Pinnacle Airlines Corp.

Third Amendment (this “Third Amendment”) to the Capacity Purchase Agreement dated as of February 2, 2007

Gentlemen:

As you are aware, Colgan Air, Inc. and Pinnacle Airlines Corp. (collectively “Contractor”) and Continental Airlines, Inc. (“Continental”), are each parties to a Capacity Purchase Agreement dated as of February 2, 2007 (as amended by that certain First Amendment dated November 26, 2007 and that certain Second Amendment dated April 30, 2008, the “CPA”).  Capitalized terms not defined herein shall be defined as provided in the CPA.

Continental and Contractor each desire to further amend the CPA, effective as of the date hereof, as follows:

1.           By replacing Schedule 1 and Appendix 1 to Schedule 3 of the CPA in their entirety with the Schedule 1 and Appendix 1 to Schedule 3 that are attached to this Third Amendment.

2.           By replacing Section 3.02 of the CPA with the following:

“Section 3.02  Periodic Adjustment of Base and Incentive Compensation.  The rates under this Agreement set forth in Appendices 1 and 3 to Schedule 3 hereto, the Controllable Completion Factor Incentive Rate set forth in Appendix 2 to Schedule 3 and the on-time arrival rate set forth in Appendix 4 to Schedule 3 hereto shall remain in effect through the first Anniversary Date (being July 15, 2009), and thereafter shall be adjusted on each Anniversary Date (with the first adjustment occurring on the first Anniversary Date), as follows: the new rates, applicable beginning on such Anniversary Date, shall equal the rates in effect on the immediately preceding date multiplied by the lower of (a) the Annual CPI Change and (b) [***]; provided that the rate for each Covered Aircraft for each day in the Term set forth on Appendix 1 to Schedule 3 shall not be adjusted pursuant to this Section 3.02.”

3.           By replacing Section 8.01 of the CPA with the following:

“Section 8.01 Term.  The base term of this Agreement shall commence on the date the first Covered Aircraft is placed into service under the terms and conditions of this Agreement and, unless earlier terminated as provided herein, shall continue until August 31, 2020, (the “Base Term”).  The term (the “Term”) shall include the Base Term and any Wind-Down Period.  Notwithstanding the fact that the Base Term extends until August 31, 2020 and notwithstanding the provisions of Section 2.01 or any other provision of this Agreement, and unless this Agreement is earlier terminated in accordance with the provisions hereof, the first 15 Covered Aircraft shall exit service for Continental under this Agreement on the exit dates indicated on Schedule 1 attached hereto.”

4.           By replacing Section 8.03(d) of the CPA with the following:

(d) “Termination at End of Term.  If the Agreement is terminated at the end of the Base Term  (other than pursuant to Section 8.02), then each of the Covered Aircraft for which a specific exit date is not set forth on Schedule 1 attached hereto (e.g., for Covered Aircraft beginning with Covered Aircraft position number 16 on such Schedule 1) shall be withdrawn from the capacity purchase provisions of this Agreement on the first day of the month that is the tenth (10th) anniversary of the month in which such aircraft became a Covered Aircraft (and such dates, either as specifically set forth on Schedule 1 or as provided in this Section 8.03(d) shall be considered the applicable exit date for such Covered Aircraft).”

5.           By replacing the first two sentences of Section 4.10 of the CPA with the following:

“Contractor and Continental agree and acknowledge that each airport takeoff or landing slot, route authority or other similar regulatory authorization (each, a “Slot or Route Authorization”) held by Contractor and used for Scheduled Flights or any other flights conducted by or on behalf of Continental is held for the benefit and on behalf of Continental.  In that regard, at the request of Continental made at any time and from time to time, including upon termination of this Agreement, Contractor shall use its commercially reasonable efforts to transfer to Continental or its designee, to the extent permitted by law, any Slot or Route Authorization held by Contractor and used for Scheduled Flights or any other flights conducted by or on behalf of Continental, in consideration of the payment to Contractor of the net book value, if any, of such Slot or Route Authorization on Contractor’s books; provided, that for the purposes of this Section 4.10, the net book value shall not exceed the actual out of pocket consideration paid by Contractor with Continental’s written permission for such Slot or Route Authorization (it being acknowledged though that there is no obligation on Contractor to purchase any Slot or Route Authorization for Scheduled Flights).”

6.           By adding the following sentence to the end of Section 2.b. of Appendix 4 to Schedule 3, as previously amended (which sentence was inadvertently removed as part of the First Amendment to the CPA dated as of February 2, 2007):

[***]

7.           By adding the following new Section 10.19 to the CPA:

“Section 10.19 Continental’s Right of First Refusal. (a) On or before [***], Continental will give Contractor a good faith indication of interest as to whether Continental wishes to retain the first fifteen (15) Covered Aircraft delivered into service hereunder beyond their scheduled exit dates hereunder (and if Continental is interested in retaining less than all of the first 15 Covered Aircraft, then Continental shall specify how many of such Covered Aircraft Continental is interested in retaining). If Continental so notifies Contractor that Continental is interested in retaining any such Covered Aircraft, then Contractor and Continental agree to use their respective good faith efforts to negotiate for a period of 90 days after [***] for new rates and terms to extend this Agreement as to such Covered Aircraft. (Each such Covered Aircraft as to which Continental notifies Contractor that Continental has an interest in retaining shall be referred to in this Section 10.19 as a “Subject Aircraft” and each such Covered Aircraft as to which Continental does not indicate an interest in retaining as above provided shall be referred to in this Section 10.19 as a “Released Aircraft”). If Continental and Contractor are unable to reach mutually agreeable terms for an extension of this Agreement as to any Subject Aircraft within ninety (90) days, then Continental shall have the continuing rights described in this Section 10.19 as to each Subject Aircraft (but such rights shall not apply to any Released Aircraft and Contractor shall be free to remarket any of the Released Aircraft to others).

(b)           Until the date that is 210 days after the date that the first Subject Aircraft is withdrawn from service for Continental hereunder and ceases to be a Covered Aircraft hereunder, Contractor shall not enter into any agreement or accept any offer to enter into any agreement that, if consummated, would result in the sale, lease, assignment, transfer or other disposition, or the operation on any other party’s behalf or benefit, including without limitation, pursuant to any capacity purchase agreement, code share agreement or other airline charter agreement or the like (but excluding any prorate agreement having industry standard divisions of through fares and charges with no connect incentive provisions, which, if requested by Continental, shall be verified by an independent party familiar with industry proration methodologies reasonably acceptable to Continental and Contractor, and having a term of at least three (3) years), of any Subject Aircraft (or any combination of the foregoing) (herein, any such transaction being called a “Transfer” and any such agreement or offer being called an “Offer”), unless (x) Contractor shall have provided written notice (an “Offer Notice”) to Continental of such Offer, setting forth all material terms and conditions upon which the proposed Transfer is to be made, and (y) a period of 30 Business Days shall have expired after receipt of the Offer Notice by Continental (or, if longer, until [***]) (the “Option Period”), or Continental shall have earlier specifically declined the Offer in a writing delivered to Contractor. Transmittal of the Offer Notice to Continental shall constitute an offer by Contractor to consummate the Transfer with Continental on the terms and conditions set forth in the Offer Notice; provided that, if the Offer Notice contains non-financial terms and conditions that are not capable of being matched by Continental on commercially reasonably terms, then Continental and Contractor shall use commercially reasonable efforts to determine the economic value of such terms and conditions (and the Option Period will be deemed not to have commenced until the parties have so determined such economic value), and Continental shall be entitled to accept the Offer Notice without matching such terms and conditions, but rather by matching the economic value of such terms and conditions.

(c)           Continental shall have the exclusive option during the Option Period to accept Contractor’s offer to consummate the Transfer with Continental on the terms and conditions set forth in the Offer Notice (subject to Section 10.19(b) hereof), which option shall be exercisable during the Option Period by written notice from Continental to Contractor.  During the Option Period, Contractor shall fully cooperate with Continental in the determination of any material data relevant to the Transfer.

(d)           If Continental shall accept the Offer in writing delivered to Contractor during the Option Period, then Continental and Contractor shall consummate the Transfer relating to the applicable Subject Aircraft on the terms and conditions of the Offer (subject to Section 10.19(b) hereof), within 30 Business Days after receipt of such written notice.

(e)           If Continental does not accept the Offer in writing delivered to Contractor during the Option Period, then Contractor shall be entitled to consummate the Transfer within 90 Business Days after the end of the Option Period on terms and conditions no more favorable to the transferee than those set forth in the Offer Notice.  If the Transfer is not completed within such time period, then Contractor must again comply with all of the provisions of this Section 10.19 prior to making any Transfer relating to the applicable Subject Aircraft.

(f)           Any purported Transfer of an interest in a Subject Aircraft in violation of this Section 10.19 shall be void and ineffectual ab initio.

(g)           Contractor and Continental further agree the process described in the above provisions of this Section 10.19 shall also apply and be undertaken by Contractor and Continental eighteen (18) months prior to the scheduled exit date of the 16th Covered Aircraft delivered hereunder, with respect to the 16th Covered Aircraft delivered hereunder and through the 30th Covered Aircraft delivered hereunder, and if the option for additional option aircraft described in Schedule 1 attached hereto is exercised, the process described in the above provisions of this Section 10.19 shall also apply and be undertaken by Contractor and Continental  eighteen (18) months prior to the scheduled exit date of the first such option aircraft delivered hereunder, with respect to such option aircraft delivered hereunder.”

Except as specifically amended or modified hereby, the CPA shall remain in effect as written.  This Third Amendment may be signed in counterparts.

Pinnacle Airlines Corp. agrees and hereby confirms that the Guarantee executed by it in connection with the execution of the original CPA in February of 2007 shall apply with equal force and effect to all of Contractor’s obligations under the CPA as amended from time to time, including as amended by this Third Amendment.

If Contractor is in agreement with the above, please indicate its agreement by having an authorized representative sign below in the space provided and return a signed copy of this Third Amendment to the undersigned at the address above.

Very truly yours,

CONTINENTAL AIRLINES, INC.

By:           _____________________________
Jeffery A. Smisek, President and COO

Agreed:                      COLGAN AIR, INC

By:           _________________________________
Philip H. Trenary, Vice President

Agreed:                      PINNACLE AIRLINES CORP.

By:           _________________________________
Philip H. Trenary, President & CEO

SCHEDULE 1
Aircraft Delivery Schedule

Number****	Aircraft Type**	Delivery Date*	Exit Dates
1	Bombardier Q400	[***]	[***]
2	Bombardier Q400	[***]	[***]
3	Bombardier Q400	[***]	[***]
4	Bombardier Q400	[***]	[***]
5	Bombardier Q400	[***]	[***]
6	Bombardier Q400	[***]	[***]
7	Bombardier Q400	[***]	[***]
8	Bombardier Q400	[***]	[***]
9	Bombardier Q400	[***]	[***]
10	Bombardier Q400	[***]	[***]
11	Bombardier Q400	[***]	[***]
12	Bombardier Q400	[***]	[***]
13	Bombardier Q400	[***]	[***]
14	Bombardier Q400	[***]	[***]
15	Bombardier Q400	[***]	[***]

Number****	Aircraft Type**	Scheduled Delivery Dates (also scheduled in-service dates)	Exit Dates***
1	Bombardier Q400	[***]
2	Bombardier Q400	[***]
3	Bombardier Q400	[***]
4	Bombardier Q400	[***]
5	Bombardier Q400	[***]
6	Bombardier Q400	[***]
7	Bombardier Q400	[***]
8	Bombardier Q400	[***]
9	Bombardier Q400	[***]
10	Bombardier Q400	[***]
11	Bombardier Q400	[***]
12	Bombardier Q400	[***]
13	Bombardier Q400	[***]
14	Bombardier Q400	[***]
15	Bombardier Q400	[***]

*            [***]
**          [***]
***        [***]
****     [***]

Appendix 1 to Schedule 3

Base Compensation Rates

[***]